                                                     Exhibit 1(d)


                       SEQUOIA FUND, INC.

                      Articles of Amendment

         SEQUOIA FUND, INC., a Maryland corporation (hereinafter

called the "Corporation"), hereby certifies to the State

Department of Assessments and Taxation of Maryland that:

         FIRST:    The first sentence of Article FIFTH of the

Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

              "The total number of shares of capital
         stock which the Corporation shall have
         authority to issue is twenty million
         (20,000,000), all of which shall be of one class and shall be Common Stock of the par value of ten cents ($.10) per share, having an aggregate par value of Two Million Dollars
         ($2,000,000)."

         The total number of shares of capital stock of the

Corporation heretofore authorized was ten million (10,000,000)

shares of Common Stock par value ten cents ($.10) per share and having an aggregate par value of one million Dollars

($1,000,000).  The total number of shares of authorized stock as increased by this Amendment is twenty million (20,000,000) shares of Common Stock, par value ten cents ($.10) per share and having an aggregate par value of Two Million Dollars ($2,000,000).

         SECOND:   The Board of Directors of the Corporation, at

a meeting on March 18, 1983, unanimously adopted a resolution in which was set forth the foregoing amendment to the Articles of

Incorporation of the Corporation, declaring that the said

amendment to the Articles of Incorporation was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on

April 20, 1983.

         THIRD:    Notice setting forth the said amendment of the

Articles of Incorporation of the Corporation and stating that a purpose of the meeting of the stockholders would be to take

action thereon was given as required by law to all stockholders of the Corporation entitled to vote thereon.  The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting held on April 20, 1983 by the affirmative vote of a majority of all the votes entitled to be cast thereon pursuant to the provisions of paragraph (f) of Article SEVENTH of the

Articles of Incorporation of the Corporation authorizing, subject to certain conditions not here relevant, action to be taken upon the concurrence of the holders of a majority of the Corporation's outstanding shares notwithstanding any provision of the General

Corporation Law of the State of Maryland requiring a greater proportion of votes.

         FOURTH:   The amendment of the Articles of Incorporation

of the Corporation as hereinabove set forth has been duly advised






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by the Board of Directors and approved by the stockholders of the

Corporation.

         IN WITNESS WHEREOF, SEQUOIA FUND, INC. has caused these

presents to be signed in its name and on its behalf by its

President and to be attested by its Secretary on April 21, 1983.


                                  SEQUOIA FUND, INC.


                                  By   /s/ Richard T. Cunniff
                                        Richard T. Cunniff,
                                             President

Attest:


  /s/ Robert R. Paczkowski
Robert H. Paczkowski,
    Secretary





























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


                         ACKNOWLEDGMENT


         THE UNDERSIGNED, President of SEQUOIA FUND, INC., who

executed on behalf of said corporation the foregoing Articles of

Amendment, of which this certificate is made a part, hereby

acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his

knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.






                                    /s/ Richard T. Cunniff
                                       Richard T. Cunniff

























69900020.AW2